Exhibit 3.2

SHAREHOLDERS' AGREEMENT OF PT MEGA BAKAU CITRAWISATA This Shareholders' Agreement (this "Agreement") is executed by and among the Parties below as of April 12 , 2023 , in Kabupaten Bintan, the Republik Indonesia ("Indonesia") : (1) PT MEGA BAKAU CITRAWISATA, a company with limited liability duly established and legally existing under the laws of Indonesia, with company registered number : AHU - 0015187 . AH . 0 l . 02 . (the "Company" or "MEGA BAKAU ") ; (2) SUKARDI, citizen of Indonesia, with NIK is: 2101061802640002 ("SUKARDI"). (3) SIO HI, citizen of Indonesia, with NIK is: 2101062011730002 ("SIO HI"). (4) HUAYIN INTERNATIONAL GROUP LIMITED, a company with limited liability duly established and legally existing under the laws of British Virgin Islands, with company registered number : 2034836 ("HUAYIN") ; In this Agreement, each party shall be referred to as a "Party," or this "Party," together, the "Parties," and to each other, "another Party," or "other Parties . " respectively, and they shall be collectively referred to as the "Parties" . WHEREAS, 1. PT MEGA BAKAU CITRAWISATA is a company with limited liability duly established and legally existing under the laws of Indonesia and relevant laws and regulations, established on January 14 , 2019 . 2. As of the date of this Agreement, SUKARDI and SIO HI are the shareholders the Company, of which SUKARDI holds 99 . 9 % of the equity interest of the Company corresponding to the issued share capital of the Company of Rp . 37 . 462 . 500 . 000 ; SIO HI holds 0 . 1 % of the equity interest of the Company corresponding to the issued share capital of the Company of Rp . 37 . 500 . 000 . The total issued share capital of the Company is Rp . 37 . 500 . 000 . 000 . The total authorized capital of the Company is Rp . 150 . 000 . 000 . 000 . As of the date of this Agreement, both SUKARDI and SIO HI have fully paid up their issued share capital . 3. To further clarify and adjust the rights and obligations of the shareholders of the Company, the Parties hereby agree to enter into this Agreement and confer and recognize the relevant rights, powers or benefits to be enjoyed by the shareholders of the Company through this Agreement. THEREFORE, on the basis of the principle of equality and mutual benefit, the Parties have reached the following agreement through friendly negotiations and in accordance with the Company Law of Indonesia, the C i vil Code of Indonesia, and other relevant laws and regulations of Indonesia . Article 1 Voting Proxy 1. Irrevocable Proxy of Voting Rights SUKARDI and SIO HI agree that, from the effective date of this Agreement, SUKARDI and SIO HI irrevocably delegates the voting rights in relation to its entire equity interest in the Company (corresponding to the issued share capital of Rp . 37 . 462 . 500 . 000 , accounting for 99 . 9% ; corresponding to the issued share capital of Rp . 37 . 500 . 000 , accounting for 0 . 1 % of the entire equity interest in the Company, hereinafter referred to as the 11 Target Equity Interest") to HUAYIN (the "Voting Proxy") , in accordance with this Agreeme n t . Upon creation of Vot i ng Proxy, HUAYIN has 100 % of the voting rights of the Company at its disposal and becomes the only shareholder with voting rights, and has 100 % control over the Company . 2. Term of Proxy The Voting Proxy under this Agreement shall be irrevocable and continuous during the term when SUKARDI and SIO HI are shareholders of the Company, commencing from the effective date of this Agreement . Should any of the following event occurs during this term, the Voting Proxy arrangement shall be terminated on the earlier occurrence of the following events : 1. Subject to this Article 3 . 1 , SUKARDI and SIO HI transfer all of the Target Equity Interests held and such Target Equity Interests cease to be registered in its name ; or, if SUKARDI and SIO HI transfer part of the Target Equity Interests, the remaining Target Equity Interests held after such transfer shall remain subject to this Voting Proxy arrangement ; 2. All the Target Equity Interests cease to be held by SUKARDI and SIO HI and be registered in its name due to judicial execution ; or, if part of the Target Equity Interests cease to be held by SUKARDI and SIO HI due to judicial execution, the remaining Target Equity Interests shall still be subject to this Voting Proxy arrangement; 1 . 2 . 3 . The Parties agree in writing to release the Voting Proxy (neither party may unilaterally release this Voting Proxy) . 3. The Voting Rights 1. During the term of the Voting Proxy, HUAYIN shall be entitled to exercise the voting rights corresponding to the Target Equity Interest on its own will in accordance with this Agreement and the relevant laws and regulations, regulatory documents, and the Articles of Association of the Company in force at the time . The voting rights shall include, but not be limited to : (1) Requesting, convening, holding, and attending shareholders' meetings of the Company in accordance with the law ; (2) Submitting shareholder proposals or motions regarding the nomination, recommendation,election or dismissal of directors, supervisors and senior management ; (3) Exercising the right to vote on all matters reqmrmg discussion and resolution at shareholders' meetings in accordance with relevant laws and regulations, regulatory documents, and the Articles of Association of the Company ; (4) Exercising voting rights on behalf of shareholders and signing relevant documents, and voting on behalf of shareholders on each matter to be considered and voted on at the shareholders' meeting . 2. If, during the period of performance of this Agreement, the registered capital of the Company changes as a result of capital increase or decrease, conversion of capital reserves, share distribution, share split, share allotment, etc . , the Target Equity Interests under this Agreement shall be adjusted accordingly (the same as below), in which case this Agreement shall automatically apply to the adjusted Target Equity Interests, and the voting rights of such Target Equity Interests shall be automatically and fully delegated to HUAYIN . 4. The Exercise of Voting Proxy 1. The Voting Proxy is a discretionary proxy whereby HUAYIN will participate in the voting at the Company's shareholders' meetings on behalf of HUAYIN and HUAYIN may exercise its own voting rights on the Company's motions without obtaining separate authorization from SUKARDI and S 10 HI for the specific exercise of such voting rights . However, if required by regulatory authorities or other third parties, SUKARDI and SIO HI shall cooperate with HUAYIN in issuing relevant documents at HUAYIN request to ensure that HUAYIN achieves the purpose of the Voting Proxy under this Agreement . 2. SUKARDI and SIO HI shall provide adequate assistance to HUAYIN in exercising its Voting Proxy, including signing relevant legal documents in a timely manner when necessary (e . g . to meet the requirements for submission of documents including but not limited to governmental approval, registration and filing) . 3. In no event shall HUAYIN be held liable to SUKARDI and SIO HI or any third party for any liability or any compensation or indemnity, financial or otherwise, in connection with the exercise of HU AYIN's Voting Proxy under this Agreement . Article 2 Act - in - Concert Arrangement 1. Based on Article 1 of this Agreement, SUKARDI and SIO HI shall become a party acting in concert with HUAYIN as of the effective date of this Agreement . SUKARDI and SIO HI agrees that if SUKARDI and SIO HI are entitled to appoint director(s) of the Company under the Articles of Association then in effect, the appointed director(s) of SUKARDI and SIO HI will act in concert with the appointed director(s) of HUAYIN in voting on any matter by the Board of Directors of the Company to maintain the consistency of voting . Subject to the obligation of fidelity and diligence, SUKARDI and SIO HI shall fully respect the wishes of HUAYIN's appointed directors and vote in accordance with the opinions of HUAYIN's appointed directors . 2. The term of this act - in - concert arrangement shall be consistent with the term of the Voting Proxy as stipulated in Article 1 . 2 of this Agreement . Article 3 Exclusive Option to Purchase 3.1. Grant of Option

1. SUKARDI and SIO HI agree to grant HUAYIN an irrevocable, unconditional, exclusive option to purchase the Target Equity Interests, and HUAYIN shall be entitled to use such purchase option to acquire all and/or part of the Target Equity Interests held by SUKARDI and SIO HI (regardless of any future changes in the amount of SUKARDI and SIO HI 's capital contribution or shareholding, hereinafter the "Exclusive Option to Purchase") at any time, at one or more times and at the purchase price set forth in Article 3 . 3 of this Agreement, to the extent permitted by Indonesia laws and in accordance with the procedures determined by HUAYIN in its sole discretion . 2. HUAYIN may, upon each exercise of the option, acquire part or all of the Target Equity Interest in person or through a third party designated by HUAYIN (together with HUAYIN, the "Transferees") . No third party other than the Transferees shall have the right to purchase the Target Equity Interest or any other rights in relation to the Target Equity Interest without the prior written consent of HUA YIN . 3. HUAYIN agrees to accept the Exclusive Option to Purchase ; and, the Company hereby agrees the grant of the Exclusive Option to Purchase to HUAYIN by SUKARDI and SIO HI . 4. Based on the grant of the Exclusive Option to Purchase in this Article 3 , SUKARDI and SIO HI shall not sell, give, pledge, encumber or otherwise dispose of any of the Target Equity Interests held, directly or indirectly . Furthermore, SUKARDI and SIO HI undertakes that it will give priority to other assets of SUKARDI and SIO HI to settle any third - party debt and will take any necessary measures to avoid the enforcement of all and/or part of the Target equity interests held as a result of an effective judgment . 2. Manner of Exercise 1. HUAYIN shall have the absolute right to determine the specific time, manner and frequency of the exercise of the Exclusive Option to Purchase, to the extent permitted by the laws and regulations of Indonesia . 2. HUAYIN is entitled to request SUKARDI and SIO HI to transfer the Target Equity Interest to the Transferee at any time, to the extent permitted by the laws and regulations of Indonesia . 3. HUAYIN shall have the right to determine, at its sole discretion, the amount of Target Equity Interests that SUKARDI and SIO HI shall transfer to the Transferee upon each exercise of the Exclusive Option to Purchase . SUKARDI and S10 HI shall transfer to the Transferee the amount of Tar e/uity Interest Ź

of the Company as required by HUAYIN . The Transferee shall pay the respective purchase price to SUKARDI and SIO HI at the time of exercise of the Exclusive Option to Purchase . 3 . 2 . 4 . HUAYIN shall give a notice of the exercise of the Exclusive Purchase Right (''Notice of Exercise") to SUKARDI and SIO HI or the Company prior to the each exercise of Exclusive Option to Purchase . Upon receipt of the Notice of Exercise, SUKARDI and SIO HI shall, within five (5) business days or such other time as HUAYIN Il 1 : ay require, transfer to the Transferee the Target Equity Interest as requested by HUAYIN in accordance with this Agreement and the requirements set forth in the Notice of Exercise . 3. Purchase Price 1. The purchase price to be paid by HUAYIN to SUKARDI and SIO HI upon each exercise of the Excluive Option to Purchase shall be the lower of (1) the amount of actual contribution of SUKARDI and SIO HI to the Company in respect of the Target Equity Interest, or (2) the minimum price permitted under Indonesia laws . 2. If, at the time of the exercise of the Exclusive Option to Purchase, an appraisal of the value of the Company's equity interest is required under Indonesia laws, the Parties shall agree separately, in good faith, and on the basis of such appraisal, to make adjustments to the purchase price, if necessary, to comply with the requirements of then - applicable Indonesia laws . 3. SUKARDI and SIO HI and HUAYIN agree that, SUKARDI and SIO HI shall, upon receipt of the purchase price, transfer the purchase price to HUAYIN . Article 4 Rights to Equity Interest Proceeds 1. Transfer of Proceed Rights 1. SUKARDI and SIO HI agrees to transfer to HUAYIN, starting from the effective date of this Agreement, the right to receive any proceeds from the Target Equity Interest ("Equity Proceed Right"), wherein the Equity Proceed Right includes, but is not limited to, the right to receive the following proceeds : (1) The proceeds from the sale of the Target Equity Interest (including derived equity interests resulting from share grants, conversions of capital reserves, f,L -

share splits, share allotment, etc., hereinafter the same) in any circumstance; (2) The residual proceeds to be acquired by SUKARDI and SIO HI as a result of holding the Target Equity Interest after the dissolution or liquidation of the Company ; (3) If SUKARDI and SIO HI transfer or otherwise disposes of the Target Equity Interest in accordance with Indonesia laws, administrative rules and regulations, judicial rulings, or this Agreement, HUAYIN shall have the right to the proceeds that should be obtained from the disposal of the Target Equity Interest . 4 . 1 . 2 . Starting from the effective date of this Agreement, HUAYIN shall enjoy the right to receive all the above - mentioned proceeds in relation to the Target Equity Interest, and SUKARDI and SIO HI shall no longer enjoy such right . 2. Consideration of Transfer HUAYIN agrees that, HUAYIN shall cause its overseas parent company, Taihe Group Inc . , to grant to SUKARDI, six(6) million common shares of Taihe Group Inc . , by [May 5 ) , 2023 , as consideration for the transfer of the Equity Proceed Rights ("Consideration of Transfer") . Including shares of the company held by SIOHI . 3. Completion of Transfer 1. SUKARD I and S 1 O HI and HUAYIN agree that the conditions for the completion of the Transfer of Equity Proceed Rights are as follows : (1) This Agreement has been signed and become effective; (2) Taihe Group Inc . , the overseas parent company, has granted its six(6) million common shares to SUKARDI within the term specified in this Agreement ; (3) Taihe Group Inc . has registered its newly issued shares in accordance with the laws and regulations of the place where Taihe Group Inc . is registered and issued a share certificate to SUKARDI . 2. Upon the completion of the transfer of the Equity Proceed Rights, HUAYIN shall be entitled to enjoy the relevant Equity Proceed Rights as the holder of such rights under this Agreement, and shall bear its own risks under the Equity Proceed Rights .

Article 5 Equity Interest Pledge 1. The Pledge and Its Scope SUKARDI and SIO HI agree to pledge their existing or any prospective Target Equity Interests to HUAYIN (the 11 Pledge 11 ) to secure SUKARDI and S 10 HI 's obligation and liability under this Agreement, and to ensure the full exercise of HUAYIN in relation to the voting proxy, and Exclusive Option to Purchase, and Equity Proceed Rights . 2. Term of Pledge The term of the Pledge shall be the same as the term of the Voting Proxy arrangement set forth in Article 1 . 2 of this Agreement . 3. Registration of the Pledge 1. BUKIT KEMUNTING, SUKARDI, SIO HI and the Company shall register the Pledge under this Article 5 in the register of shareholders of the Company within [ 3 ] business days from the effective date of this Agreement, and apply for registration of the Pledge with the relevant administrative authorities for industry and commerce within [ 10 ] business days from the effective date of this Agreement . 2. The Parties jointly confirm that, for the purpose of the pledge registration with industrial and commerce administration authorities, the Parties shall submit this Agreement or an equity pledge contract in the form required by the relevant industrial and commerce administration authorities in the place that the Company is located, which truly reflects the information of the Pledge under this Agreement ("Industrial and Commerce Pledge Registration Contract") to the industrial and commercial administration authorities . Matters not agreed in the Industrial and Commerce Pledge Registration Contract shall be subject to this Agreement . BUKIT KEMUNTING, SUKARDI, S 10 HI and the Company shall submit all necessary documents and complete all necessary procedures in accordance with Indonesia laws and the requirements of the relevant industrial and commerce administration authorities, to ensure that the Pledge is registered as soon as possible after the application is submitted . 3. If the registration of the Pledge is not completed because of the relevant administrative authority, BUKIT KEMUNTING, SUKAR , SI . , HI and the

Company undertake that once the relevant administrative authority agrees to register the Pledge, they will make their best efforts to apply for the registration of the Pledge in a timely manner . 5.4. Custody of Records of the Pledge Within [ 3 ] business days from the effective date of this Agreement, SUKARDI and SIO HI shall deliver to HUAYIN for safekeeping the certificate of equity contribution issued by the Company, and the Company shall deliver to HUAYIN the register of shareholders with the information of the Pledge . HUAYIN shall keep these documents for the term of the Pledge under this Agreement . Article 6 Representations, Warranties, and Covenants 1. Representations, Warranties and Covenants of HUAYIN 1. HUAYIN is corresponding to a limited liability company legally established and validly existing under the laws of the British Virgin Islands . 2. HUAYIN has full capacity, right, and authority to enter into this Agreement and to perform its rights and obligations hereunder . 3. HUA YIN execution and performance of this Agreement will not conflict with or be inconsistent with (i) its charter documents, (ii) contracts, arrangements or obligations to which it is a party, or (iii) laws, regulations and regulatory documents then in force . 4. HUAYIN undertakes to exercise its Voting Proxy in accordance with the relevant laws and regulations, its articles of association in force at the time, and this Agreement . 2. Representations,Warranties and Covenants of SUKARDI and S10 HI 1. SUKARDI and S 10 HI are corresponding to a limited liability company legally established and validly existing under the laws of Indonesia ; corresponding to citizens of Indonesia . 2. SUKARDI and S 10 HI have full capacity, right, and authority to enter into this Agreement and to perform its rights and obligations hereunder . 6.2.3. SUKARDI and SIO HI's execution and performance of this Agreement will not i ௭

conflict with or be inconsistent with (i) its charter documents, (ii) contracts, arrangements or obligations to which it is a party, or (iii) laws, regulations and regulatory documents then in force . 4. SUKARDI and SIO HI undertake to exercise its Voting Proxy in accordance with the relevant laws and regulations, its articles of association in force at the time . 5. SUKARDI and SIO HI have not placed any other encumbrances on the Target Equity Interest, nor has it pledged, ceded or transferred to any third party any of its interests in the Target Equity Interest, other than the Pledge, Voting Proxy, Exclusive Option to Purchase, and Equity Proceed Rights in this Agreement . 6. SUKARDI and S 10 HI have not entrusted a third party other than the party of this Agreement to exercise the Voting Proxy agreed herein in respect of the Target Equity Interest . 7. SUKARDI and SIO HI do not have the right to unilaterally revoke the Voting Proxy, terminate or cancel this Agreement without the prior written consent of HUAYIN . 8. SUKARDI and S 10 HI shall not increase its shareholding in the Company without the prior written consent of HU AYIN, except for the Company's share allotment, share distributions, conversions of capital reserves, share split, etc . Article 7 Liabilities for Default 1. A Party shall be deemed in breach of this Agreement if it fails to perform any of its obligations under this Agreement . 2. If, as a result of a breach of this Agreement by a Party (hereinafter referred to as the "Defaulting Party"), the non - breaching Party to this Agreement (hereinafter referred to as the "Non - Defaulting Party") suffers any loss, the Defaulting Party shall, in addition to immediately ceasing the breach and continuing to perform all of its obligations and be liable for breach under this Agreement, shall compensate the Non - Defaulting Party for all direct and indirect losses caused (including but not limited to litigation costs, preservation costs, enforcement costs, attorney's fees and reasonable travel costs paid), and shall take measures to save the Non - DefaultingParty from any further damage .

Article 8 Applicable Law and Dispute Resolution 1. Applicable Law The execution, effectiveness, interpretation, performance, amendment, termination, and dispute resolution of this Agreement shall be governed by Indonesia laws that are duly published and publicly available in Indonesia . 2. Dispute Resolution The Parties agree that any dispute arising out of or in connection with this Agreement shall be submitted to arbitration by the Indonesian National Arbitration body in accordance with the Indonesian National arbitration rules . The arbitral award shall be final and binding on the Parties . Article 9 Effectiveness and Miscellaneous 1. Effectiveness 1. This Agreement shall constitute the entire agreement between the Parties with respect to the subject matter and content hereof, and supersede any prior agreements, memoranda of understanding, representations or other obligations (whether in writing or orally, including communications of any kind) between the Parties with respect to the subject matter and content hereof . Further, this Agreement, including any modifications or amendments thereto, shall contain the sole and entire agreement of the Parties with respect to the subject matter hereof . 2. This Agreement shall become effective upon the signing and/or sealing of each Party . 3. Delivery of an executed copy of this Agreement by electronic, facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement . 9.2. Continuation of Validity Article 7 (Liability for Default) and Article 8 (Applicable Law and Dispute ¾ -

Resolution) shall survive upon the expiration or termination of this Agreement and the dissolution of the Company . 3. Assignment of This Agreement Unless otherwise provided in this Agreement, no Party may assign its rights or obligations under this Agreement without the written consent of the other Parties . 4. Severability If any one or more provisions of this Agreement shall be deemed invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any respect thereby . The Parties shall endeavor, through good faith negotiations, to replace those invalid, illegal or unenforceable provisions with valid provisions, and the economic effect of such valid provisions shall be as similar as possible to the economic effect of those invalid, illegal or unenforceable provisions . 5. Waiver A waiver by a Party of any of its rights hereunder shall be effective only if such Party signs a written instrument to that effect . The failure of any Party to exercise or delay in exercising any right, power or remedy under this Agreement shall not be deemed a waiver, nor shall any single exercise or partial exercise of such right, power or remedy preclude the further exercise thereof or the exercise of any other right, power or remedy . Without limiting the foregoing, a waiver by any Party of any breach of any provision of this Agreement by any other Part(ies) shall not be deemed a waiver of any subsequent breach of that provision or any other provisions of this Agreement . 6. Relationship to Business Registration Documents If there is any conflict between the Articles of Association, the resolution(s) and the Industrial and Commerce Pledge Registration Contract filed by the Company for the purpose of register the Pledge with the relevant industrial and commercial authorities, and the provisions of this Agreement, or if this Agreement provides for matters not agreed in the Articles of Association, the resolution(s) or the Industrial and Commerce Pledge Registration Contract, the Parties agree that this Agreement shall prevail and no Party shall raise any defense in this regard .

9.7. Number of Copies This Agreement is executed in five (5) copies, each of which shall have the same legal effect.

THIS IS TIIE SIGNATURE PAGE OF SHAREHOLDERS' AGREEMENT OF PT MEGA BAKAU CITRAWISATA IN WITNESS WHEREOF, each Party of this Agreement has executed, or caused its respectively duly authorized representative to execute, this Agreement as of the date first above written . PT MEGA AKAU CITRAWISATA 1 1 . I i T E M PEL CAKX344208824 Name : SUK.ARD! Know LEGAL REPRESENTAT l7 1 DODY FERNANDO.SH . MH D.E.O LAW FIRM

THIS IS THE SIGNATURE PAGE OF SHAREHOLDERS' AGREEMENT OF PT MEGA BAKAU CITRAWISATA IN WITNESS WHEREOF, each Party of this Agreement has executed, or caused its respectively duly authorized representative to execute , this Agreement as of the date first above written . F1 PT. BUKIT MUNTING CINTA SEMESTA %< Name: SUK.ARD! Know LEGAL REPRESENTATIVE SUKARDI 1 .. . a 1 tnl . ! 1f ¥ ;; i E EL Ill • I • !1 AKX344249174 DODY FERNANDO,SH . MH D.E.O LAW FIRM

THIS IS THE SIGNATURE PAGE OF SHAREHOLDERS' AGREEMENT OF PT MEGA BAKAU CITRAWISATA IN WITNESS WHEREOF, each Party of this Agreement has executed, or caused its respectively duly authorized representative to execute, this Agreement as of the date first above written . SUKARDI I ,.. I . i · e l ' ,.. - ; AKX344209038 Name: SUK.ARD! Know DODY FERNANDO,SH. MH D.E.O LAW FIRM

TIDS I S THE SIGNATURE PAGE OF SHAREHOLDERS' AGREEMENT OF PT. MEGA BAKAU CITRAWISATA IN WITNESS WHEREOF, each Party of this Agreement has executed, or caused its respective l y duly authorized representative to execute, this Agreement as of the date first above written . SIOH I ! )tl ,._ ZG 17 / 39

THIS IS THE SIGNATURE PAGE OF SHAREHOLDERS' AGREEMENT OF PT. MEGA BAKAU CITRAWISATA IN WITNESS WHEREOF, each Party of this Agreement has executed, or caused its respectively duly authorized representative to execute, this Agreement as of the date first above written . PT. HU YIN INTERNATIONAL GROUP LIMITED Name: SUKARDI Know LEGAL REPRESENTATIVE SUKARDI I i l j AKX344249153 DODY FERNANDO.SH. MH D.E.OLAW FIRM 18 I 39

STATEMENT LETTER I am the undersigned ; Sukardi, Male, Born in Wacopek, February 18 , 1964 , NIK 2101061802640002 , Self - employed Occupation , Buddhism, Indonesian Citizenship, Address at Kp . Wacopek RT 004 RW 004 Gunung Lengkuas Village, East Bintan District , Bintan Regency, Riau Islands Province . , That this statement letter is an integral part of the "Share Holder Agreement PT . Bintan Pelabuhan Batu Licin" the agreement is in accordance with the rules of law in Indonesia an d does not conflict with the applicable law in Indonesi a . Thus I made this statement and I signed it in Bintan on April 12 , 2023 . Name: S U KARDI Know: LEGAL REPRESENTATIVE SUKARDI - . )Q rf , .. TEMPEL . - ·• - _.,_...,. .. - .. DODI FERNANDO,SH. MH D.E.OLAW FIRM 19 I 39

PERJANJIAN PEMEGANG SAHAM OF PT MEGA BAKAU CITRAWISATA Perjanjian Pemegang Saham ini ( 11 Perjanjian 11 ini) dilaksanakan oleh dan di antara Para Pihak di bawah ini per tanggal 12 April 2023 , di Kabupaten Bintan, Republik Indonesia ("Indonesia") : (1) PT MEGA BAKAU CITRAWISATA, perusahaan dengan tanggung jawab terbatas yang didirikan dan secara hukum ada berdasarkan hukum Indonesia, dengan nomor terdaftar perusahaan : AHU - 0015187 . AH . 01 . 02 . ( " Perusahaan 11 atau "MEGA BAKAU") ; (2) SUKARDI, warga negara Indonesia, dengan NIK adalah: 2101061802640002 ("SUKARDI"). (3) SIO HI, warga negara Indonesia, dengan NIK adalah: 2101062011730002 ("S10 HI"). (4) HUAYIN INTERNATIONAL GROUP LIMITED, sebuah perusahaan dengan kewajiban terbatas yang didirikan dan ada secara hukum berdasarkan hukum Kepulauan Virgin Britania Raya, dengan nomor terdaftar perusahaan : 2034836 ("HUAYIN") ; Dalam Perjanjian ini, masing - masing pihak akan disebut sebagai "Pihak, 11 atau 11 P ih ak 11 ini secara bersama - sama disebut sebagai, "Para Pihak," dan satu sama lain, "Pihak lain," atau "Pihak lain . 11 masing - masing, dan mereka secara kolektif disebut sebagai "Para P i hak 11 • PADAHAL 1. Pf MEGA BAKAU CITRAWJSATA adalah perusahaan dengan tanggung jawab terbatas yang didirikan sebagaimana mestinya dan ada secara hukum berdasarkan hukum Indonesia dan peraturan perundang - undangan terkait, didirikan pada tanggal 14 Januari 2019 . 2. Pada tanggal Petjanjian ini, SUKARDI dan SIO HI adalah pemegang saham Perseroan, dimana SUKARDI memegang 99 , 9 % dari kepemilikan saham Perseroan sesuai dengan modal saham Perseroan sebesar Rp . 37 . 462 . 500 . 000 ; SIO HI memegang 0 , 1 % dari kepemilikan saham Perseroan sesuai dengan modal 20 I 39 J_J saham Perseroan sebesar Rp . 37 . 500 . 000 . Total modal saham Perseroan adalah Rp . 37 . 500 . 000 . 000 . Total modal dasar Perseroan adalah Rp . 150 . 000 . 000 . 000 . Pada tanggal Perjanjian ini, bail< SUKARDI maupun SIO HI telah menyetor penuh modal saham ditempatkan mereka . 3 . Untuk lebih memperjelas dan menyesuaikan hak dan kewajiban pemegang saham Perseroan, Para Pihak dengan ini setuju untuk masuk ke dalam Perjanjian ini dan memberikan serta mengakui hak, wewenang atau manfaat yang relevan untuk dinil<mati oleh pemegang saham Perseroan melalui Petjanjian ini . OLEH karena itu, atas dasar prinsip kesetaraan dan saling menguntungkan, Para Pihak telah mencapai kesepakatan beril<ut melalui negosiasi yang bersahabat dan sesuai dengan Hukum Perusahaan Indonesia, Kitab Undang - Undang Hukum Perdata Indonesia, dan hukum dan peraturan terkait lainnya di Indonesia . Pasal 1 Proksi Pemungutan Suara 1. Kuasa Hak Suara yang Tidak Dapat Dibatalkan SUKARDI dan SIO HI setuju bahwa, sejak tanggal efektif Perjanjian ini, SUKARDI dan SIO HI secara tidak dapat ditarik kembali mendelegasikan hak suara sehubungan dengan seluruh kepentingan ekuitas di Perusahaan (sesuai dengan modal saham ditempatkan sebesar Rp . 37 . 462 . 500 . 000 , terhitung 99 , 9% ; sesuai dengan modal saham ditempatkan sebesar Rp . 37 . 500 . 000 , terhitung 0 , 1 % dari seluruh kepentingan ekuitas di Perusahaan, selanjutnya disebut sebagai "Target Equity Interest") kepada HUAYIN ("Voting Proxy"), sesuai dengan Perjanjian ini . Setelah pembuatan Voting Proxy, HUAYIN memiliki 100 % hak suara Perusahaan yang tersedia dan menjadi satu - satunya pemegang saham dengan hak suara, dan memiliki kendali 100 % atas Perusahaan . 2. J angka Waktu Kuasa Kuasa Pemungutan Suara berdasarkan Perjanjian ini tidak dapat ditarik kembali dan berkelanjutan selama jangka waktu ketika SUKARDI dan SIO HI adalah pemegang saham Perseroan, terhitung sejak tanggal efektif Perjanjian ini . Jika salah satu dari peristiwa berikut terjadi selama jangka waktu ini, 21 / 39 pengaturan Proksi Pemungutan Suara akan dihentikan pada kejadian sebelumnya dari peristiwa berikut:

1.2.1. Tunduk pada Pasal 3.1 ini, SUKARDI dan SIO HI mengalihkan semua Target Kepentingan Ekuitas yang dimiliki dan Target Kepentingan Ekuitas tersebut tidak lagi terdaftar atas namanya; atau, jika SUKARDI dan SIO HI mengalihkan sebagian dari Target Kepentingan Ekuitas, sisa Target Kepentingan Ekuitas yang dimiliki setelah pengalihan tersebut akan tetap tunduk pada pengaturan Proksi Suara ini;

1.2.2. Semua Target Kepentingan Ekuitas tidak lagi dipegang oleh SUKARDI dan SIO HI dan didaftarkan atas namanya karena eksekusi yudisial; atau, jika sebagian dari Target Kepentingan Ekuitas tidak lagi dipegang oleh SUKARDI dan SIO HI karena eksekusi yudisial, sisa Target Kepentingan Ekuitas masih tunduk pada pengaturan Proxy Suara ini;

1.2.3. Para Pihak setuju secara tertulis untuk melepaskan Proxy Suara (tidak ada pihak yang dapat secara sepihak melepaskan Proxy Suara ini).

1.3. Hak Suara

1.3.1. Selama jangka waktu Proxy Pemungutan Suara, HUAYIN berhak untuk menggunakan hak suara yang sesuai dengan Target Kepentingan Ekuitas atas kehendaknya sendiri sesuai dengan Perjanjian ini dan undang-undang dan peraturan terkait, dokumen peraturan, dan Anggaran Dasar Perusahaan yang berlaku pada saat itu. Hak suara harus mencakup, namun tidak terbatas pada:

(1) Meminta, menyelenggarakan, menahan, dan menghadiri rapat pemegang saham Perseroan sesuai dengan peraturan perundang-undangan;

(2) Mengajukan proposal atau mosi pemegang saham mengenai nominasi, rekomendasi, pemilihan atau pemberhentian direktur, supervisor dan manajemen senior;

(3) Menggunakan hak suara untuk semua hal yang memerlukan pembahasan dan keputusan dalam rapat pemegang saham sesuai dengan peraturan perundang-undangan terkait, dokumen peraturan, dan Anggaran Dasar Perseroan;

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(4) Menggunakan hak suara atas nama pemegang saham dan menandatangani dokumen yang relevan, dan memberikan suara atas nama pemegang saham pada setiap hal untuk dipertimbangkan dan dipilih pada rapat pemegang saham . 1 . 3 . 2 . Jika, selama periode pelaksanaan Perjanjian ini, modal terdaftar Perusahaan berubah sebagai akibat dari peningkatan atau penurunan modal, konversi cadangan modal, distribusi saham, pemecahan saham, penjatahan saham, dll . , Target Kepentingan Ekuitas berdasarkan Perjanjian ini harus disesuaikan sebagaimana mestinya (sama seperti di bawah), dalam hal ini Perjanjian ini akan secara otomatis berlaku untuk Target Kepentingan Ekuitas yang disesuaikan, dan hak suara dari Target Kepentingan Ekuitas tersebut akan secara otomatis dan sepenuhnya didelegasikan kepada HUAYIN . 4. Pelaksanaan Voting Proxy 1. Kuasa Pemungutan Suara adalah kuasa diskresioner di mana HUAYIN akan berpartisipasi dalam pemungutan suara pada rapat pemegang saham Perusahaan atas nama HUA YIN dan HUAYIN dapat menggunakan hak suaranya sendiri atas mosi Perusahaan tanpa memperoleh otorisasi terpisah dari SUKARDI dan 510 HI untuk pelaksanaan khusus hak suara tersebut . Namun, jika diwajibkan oleh otoritas pengatur atau pihak ketiga lainnya, SUKARDI dan SIO HI akan bekerja sama dengan HUAYIN dalam menerbitkan dokumen yang relevan atas permintaan HUA YIN untuk memastikan bahwa HUAYIN mencapai tujuan Proxy Voting berdasarkan Perjanjian ini . 2. SUKARDI dan S 10 HI akan memberikan bantuan yang memadai kepada HUAYIN dalam melaksanakan Surat Kuasanya, termasuk menandatangani dokumen hukum yang relevan secara tepat waktu bila diperlukan (misalnya untuk memenuhi persyaratan penyerahan dokumen termasuk namun tidak terbatas pada persetujuan pemerintah, pendaftaran dan pengarsipan) . 3. Dalam keadaan apa pun, HUAYIN tidak bertanggung jawab kepada SUKARDI dan SIO HI atau pihak ketiga mana pun atas kewajiban apa pun atau kompensasi atau ganti rugi apa pun, keuangan atau lainnya, sehubungan 23 / 39 dengan pelaksanaan Proxy Pemungutan Suara HUAYIN berdasarkan Perjanjian ini.

Pasal 2
Pengaturan Akta dalam Konser

2.1. Berdasarkan Pasal 1 Perjanjian ini, SUKARDI dan SIO HI akan menjadi pihak yang bertindak bersama dengan HUAYIN pada tanggal efektif Perjanjian ini. SUKARDI dan SIO HI setuju bahwa jika SUKARDI dan SIO HI berhak untuk menunjuk (para) direktur Perusahaan berdasarkan Anggaran Dasar maka berlaku, direktur yang ditunjuk dari SUKARDI dan SIO HI akan bertindak bersama-sama dengan direktur HUAYIN yang ditunjuk dalam memberikan suara pada masalah apa pun oleh Dewan Direksi Perusahaan untuk menjaga konsistensi pemungutan suara. Tunduk pada kewajiban kesetiaan dan ketekunan, SUKARDI dan SIO HI akan sepenuhnya menghormati keinginan direktur yang ditunjuk HUAYIN dan memberikan suara sesuai dengan pendapat direktur yang ditunjuk HUAYIN.

2.2. Jangka waktu pengaturan act-in-concert ini harus konsisten dengan jangka waktu Proxy Voting sebagaimana diatur dalam Pasal 1.2 Perjanjian ini.

Pasal 3
Opsi Eksklusif untuk Membeli

3.1. Pemberian Opsi

3.1.1. SUKARDI dan SIO HI setuju untuk memberikan HUAYIN opsi eksklusif yang tidak dapat dibatalkan, tanpa syarat, untuk membeli Target Kepentingan Ekuitas, dan HUAYIN berhak menggunakan opsi pembelian tersebut untuk memperoleh semua dan/atau sebagian dari Target Kepentingan Ekuitas yang dimiliki oleh SUKARDI dan SIO HI (terlepas dari perubahan di masa depan dalam jumlah kontribusi modal atau kepemilikan saham SUKARDI dan SIO HI, selanjutnya disebut "Opsi Eksklusif untuk Pembelian") kapan saja, pada satu atau lebih waktu dan dengan harga pembelian yang ditetapkan dalam Pasal 3.3 Perjanjian ini, sejauh diizinkan oleh hukum Indonesia dan sesuai dengan prosedur yang ditentukan oleh HUAYIN atas kebijakannya sendiri.

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2. HUAYIN dapat, pada setiap pelaksanaan opsi, memperoleh sebagian atau seluruh Target Kepentingan Ekuitas secara langsung atau melalui pihak ketiga yang ditunjuk oleh HUAYIN (bersama dengan HUAYIN, 11 Pihak yang Mengalihkan") . Tidak ada pihak ketiga selain Penerima Transfer yang berhak untuk membeli Target Bunga Ekuitas atau hak lain sehubungan dengan Target Bunga Ekuitas tanpa persetujuan tertulis sebelumnya dari HUAYIN . 3. HUAYIN setuju untuk menerima Opsi Eksklusif untuk Pembelian ; dan, Perusahaan dengan ini menyetujui pemberian Opsi Eksklusif untuk Pembelian kepada HUAYIN oleh SUKARDI dan SIO HI . 4. Berdasarkan pemberian Opsi Eksklusif untuk Membeli dalam Pasal 3 ini, SUKARDI dan SIO HI tidak boleh menjual, memberikan, rnenjaminkan, membebani atau melepaskan salah satu Target Kepentingan Ekuitas yang dirniliki, secara langsung atau tidak langsung . Selanjutnya, SUKARDI dan SIO HI betjanji bahwa rnereka akan mernprioritaskan aset lain dari SUKARDI dan SIO HI untuk menyelesaikan hutang pihak ketiga dan akan mengarnbil langkah - langkah yang diperlukan untuk menghindari penegakan semua dan / atau sebagian dari Target kepentingan ekuitas yang dimiliki sebagai hasil dari penilaian yang efektif . 2. Cara Latihan 1. HUAYIN memiliki hak mutlak untuk menentukan waktu, cara, dan frekuensi spesifik pelaksanaan Opsi Eksklusif untuk Pembelian, sejauh diizinkan oleh hukum dan peraturan Indonesia . 2. HUAYIN berhak merninta SUKARDI dan SIO HI untuk rnengalihkan Target Bunga Ekuitas kepada Penerirna Transfer setiap saat, sejauh diizinkan oleh hukurn dan peraturan perundang - undangan di Indonesia . 3. HUAYIN berhak untuk rnenentukan, atas kebijakannya sendiri, jumlah Target Kepentingan Ekuitas yang akan ditransfer oleh SUKARDI dan SIO HI kepada Penerima Transfer pada setiap pelaksanaan Opsi Eksklusif untuk Pembelian . SUKARDI dan SIO HI akan rnengalihkan kepada Penerima Pengalihan sejumlah Target Bunga Ekuitas Perusahaan sebagaimana dipersyaratkan oleh HUAYIN . Penerima Pengalihan wajib mernbayar harga pernbelian 25 / 39 masing-masing kepada SUKARDI dan SIO HI pada saat pelaksanaan Opsi Eksklusif untuk Pembelian.

3.2.4. HUAYIN akan memberikan pemberitahuan pelaksanaan Hak Pembelian Eksklusif ("Pemberitahuan Pelaksanaan") kepada SUKARDI dan SIO HI atau Perusahaan sebelum pelaksanaan Opsi Eksklusif untuk Pembelian. Setelah menerima Pemberitahuan Pelaksanaan, SUKARDI dan SIO HI harus, dalam waktu lima (5) hari kerja atau waktu lain yang mungkin diperlukan oleh HUAYIN, mentransfer kepada Penerima Pengalihan Target Bunga Ekuitas sebagaimana diminta oleh HUAYIN sesuai dengan Perjanjian ini dan persyaratan yang ditetapkan dalam Pemberitahuan Pelaksanaan.

3.3. Harga pembelian

3.3.1. Harga pembelian yang harus dibayar oleh HUAYIN kepada SUKARDI dan SIO HI pada setiap pelaksanaan Opsi Eksklusif untuk Pembelian harus lebih rendah dari (1) jumlah kontribusi aktual SUKARDI dan SIO HI kepada Perusahaan sehubungan dengan Target Bunga Ekuitas, atau (2) harga minimum yang diizinkan berdasarkan hukum Indonesia.

3.3.2. Jika, pada saat pelaksanaan Opsi Eksklusif untuk Pembelian, penilaian nilai kepentingan ekuitas Perusahaan diperlukan berdasarkan hukum Indonesia, Para Pihak harus setuju secara terpisah, dengan itikad baik, dan atas dasar penilaian tersebut, untuk melakukan penyesuaian terhadap harga pembelian, jika perlu, untuk mematuhi persyaratan hukum Indonesia yang berlaku saat itu.

3.3.3. SUKARDI dan SIO HI dan HUAYIN setuju bahwa, SUKARDI dan SIO HI akan, setelah menerima harga pembelian, mentransfer harga pembelian ke HUAYIN.

Pasal 4
Hak atas Hasil Bunga Ekuitas

4.1. Pengalihan Hak Proses

4.1.1. SUKARDI dan SIO HI setuju untuk mentransfer ke HUAYIN, mulai dari tanggal efektif Perjanjian ini, hak untuk menerima setiap hasil dari Target

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Bunga Ekuitas ("Hak Melanjutkan Ekuitas"), di mana Hak Proses Ekuitas termasuk, namun tidak terbatas pada, hak untuk menerima hasil berikut:

(1) Hasil dari penjualan Target Bunga Ekuitas (termasuk bunga ekuitas turunan yang dihasilkan dari hibah saham, konversi cadangan modal, pembagian saham, penjatahan saham, dll., selanjutnya sama) dalam keadaan apa pun;

(2) Sisa dana yang akan diperoleh SUKARDI dan SIO HI sebagai akibat dari kepemilikan Target Bunga Ekuitas setelah pembubaran atau likuidasi Perseroan;

(3) Jika SUKARDI dan SIO HI mengalihkan atau melepaskan Target Equity Interest sesuai dengan hukum Indonesia, peraturan dan perundang-undangan administratif, putusan pengadilan, atau Perjanjian ini, HUAYIN berhak atas hasil yang seharusnya diperoleh dari pelepasan Target Equity Interest.

4.1.2. Mulai dari tanggal efektif Perjanjian ini, HUAYIN akan menikmati hak untuk menerima semua hasil yang disebutkan di atas sehubungan dengan Target Bunga Ekuitas, dan SUKARDI dan SIO HI tidak akan lagi menikmati hak tersebut.

4.2. Pertimbangan Transfer

HUAYIN setuju bahwa, HUAYIN akan menyebabkan perusahaan induknya di luar negeri, Taihe Group Inc., untuk memberikan kepada SUKARDI, enam (6) juta saham biasa Taihe Group Inc., pada 【5 Mei】, 2023, sebagai pertimbangan untuk pengalihan Hak Prosiding Ekuitas ("**Pertimbangan Pengalihan**"). Termasuk saham perusahaan yang dipegang oleh SIO HI.

4.3. Penyelesaian Transfer

4.3.1. SUKARDI dan SIO HI dan HUAYIN sepakat bahwa syarat-syarat penyelesaian Pengalihan Hak Aksi Ekuitas adalah sebagai berikut:

(1) Perjanjian ini telah ditandatangani dan mulai berlaku;

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(2) Taihe Group Inc . , perusahaan induk di luar negeri, telah memberikan enam (6) juta saham biasa kepada SUKARDI dalam jangka waktu yang ditentukan dalam Perjanjian ini ; (3) Taihe Group Inc . telah mendaftarkan saham yang baru diterbitkan sesuai dengan peraturan perundang - undangan di tempat Taihe Group Inc . terdaftar dan menerbitkan sertifikat saham kepada SUKARDI . 4 . 3 . 2 . Setelah selesainya pengalihan Hak Prosiding Ekuitas, HUAYIN berhak untuk menikmati Hak Prosiding Ekuitas yang relevan sebagai pemegang hak - hak tersebut berdasarkan Perjanjian ini, dan akan menanggung risikonya sendiri berdasarkan Hak - hak Presiding Ekuitas . Pasal 5 Gadai Bunga Ekuitas 1. Ilcrar dan Ruang Lingkupnya SUKARDI dan SIO HI setuju untuk menjaminkan Target Kepentingan Ekuitas mereka yang ada atau yang akan datang kepada HUAYIN ( 11 Janji 11 ) untuk mengamankan kewajiban dan kewajiban SUKARDI dan SIO HI berdasarkan Perjanjian ini, dan untuk memastikan pelaksanaan penuh HUAYIN sehubungan dengan proxy pemungutan suara, dan Opsi Eksklusif untuk Pembelian, dan Hak Proses Ekuitas . 2. Jangka Waktu Ikrar Jangka waktu Ikrar harus sama dengan jangka waktu pengaturan Proksi Pemungutan Suara yang ditetapkan dalam Pasal 1 . 2 Perjanjian ini . 3. Pendaftaran Ikrar 1. BUKIT KEMUNTING, SUKARDI, S 1 O HI dan Perusahaan harus mendaftarkan Gadai berdasarkan Pasal 5 ini dalam daftar pemegang saham Perusahaan dalam waktu [ 3 ] hari ketja sejak tanggal efektif Perjanjian ini, dan mengajukan permohonan pendaftaran Gadai dengan otoritas administratif terkait untuk 28 / 39 industri dan perdagangan dalam [10] hari kerja sejak tanggal efektif Perjanjian ini.

5.3.2. Para Pihak bersama-sama mengkonfirmasi bahwa, untuk tujuan pendaftaran gadai dengan otoritas administrasi industri dan perdagangan, Para Pihak harus menyerahkan Perjanjian ini atau kontrak gadai ekuitas dalam bentuk yang disyaratkan oleh otoritas administrasi industri dan perdagangan terkait di tempat Perusahaan berada, yang benar-benar mencerminkan informasi Ikrar berdasarkan Perjanjian ini ("Kontrak Pendaftaran Gadai Industri dan Perdagangan") kepada Otoritas Administrasi Industri dan Komersial. Hal-hal yang tidak disepakati dalam Kontrak Pendaftaran Ikrar Industri dan Perdagangan harus tunduk pada Perjanjian ini. BUKIT KEMUNTING, SUKARDI, SIO HI dan Perusahaan harus menyerahkan semua dokumen yang diperlukan dan melengkapi semua prosedur yang diperlukan sesuai dengan hukum Indonesia dan persyaratan otoritas administrasi industri dan perdagangan terkait, untuk memastikan bahwa Ikrar terdaftar sesegera mungkin setelah aplikasi diajukan.

5.3.3. Jika pendaftaran Ikrar tidak selesai karena otoritas administratif yang relevan, BUKIT KEMUNTING, SUKARDI, SIO HI dan Perusahaan berjanji bahwa setelah otoritas administratif yang relevan setuju untuk mendaftarkan Ikrar tersebut, mereka akan melakukan upaya terbaik mereka untuk mengajukan pendaftaran Ikrar secara tepat waktu.

5.4. Penyimpanan Catatan Ikrar

Dalam [3] hari kerja sejak tanggal efektif Perjanjian ini, SUKARDI dan SIO HI akan menyerahkan kepada HUAYIN untuk menyimpan sertifikat kontribusi ekuitas yang diterbitkan oleh Perusahaan, dan Perusahaan harus menyampaikan kepada HUAYIN daftar pemegang saham dengan informasi Gadai. HUAYIN akan menyimpan dokumen-dokumen ini untuk jangka waktu Ikrar berdasarkan Perjanjian ini.

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Pasal 6
Pernyataan, Jaminan, dan Perjanjian

6.1. Pernyataan, Jaminan, dan Perjanjian HUAYIN

6.1.1. HUAYIN berkorespondensi dengan perseroan terbatas yang didirikan secara hukum dan secara sah ada berdasarkan hukum Kepulauan Virgin Britania Raya.

6.1.2. HUAYIN memiliki kapasitas, hak, dan wewenang penuh untuk masuk ke dalam Perjanjian ini dan untuk melakukan hak dan kewajibannya berdasarkan Perjanjian ini.

6.1.3. Pelaksanaan dan pelaksanaan Perjanjian ini oleh HUAYIN tidak akan bertentangan dengan atau tidak konsisten dengan (i) dokumen piagamnya, (ii) kontrak, pengaturan, atau kewajiban yang menjadi pihaknya, atau (iii) undang-undang, peraturan, dan dokumen peraturan yang berlaku saat itu.

6.1.4. HUAYIN berjanji untuk menggunakan Kuasa Pemungutan Suara sesuai dengan hukum dan peraturan yang relevan, anggaran dasarnya yang berlaku pada saat itu, dan Perjanjian ini.

6.2. Pernyataan, Jaminan dan Perjanjian SUKARDI dan SIO HI

6.2.1. SUKARDI dan SIO HI berhubungan dengan suatu perseroan terbatas yang didirikan secara hukum dan secara sah berada di bawah hukum Indonesia; sesuai dengan warga negara Indonesia.

6.2.2. SUKARDI dan SIO HI memiliki kapasitas, hak, dan wewenang penuh untuk masuk ke dalam Perjanjian ini dan untuk melaksanakan hak dan kewajibannya berdasarkan Perjanjian ini.

6.2.3. Pelaksanaan dan pelaksanaan Perjanjian ini oleh SUKARDI dan SIO HI tidak akan bertentangan dengan atau tidak konsisten dengan (i) dokumen piagamnya, (ii) kontrak, pengaturan atau kewajiban yang menjadi pihaknya, atau (iii) undang-undang, peraturan dan dokumen peraturan yang berlaku saat itu.

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6.2.4. SUKARDI dan SIO HI berjanji untuk melaksanakan Kuasa Pemungutan Suara sesuai dengan peraturan perundang-undangan yang berlaku, anggaran dasarnya yang berlaku pada saat itu.

6.2.5. SUKARDI dan SIO HI tidak menempatkan sitaan lain pada Target Equity Interest, juga tidak menjaminkan, menyerahkan atau mengalihkan kepada pihak ketiga mana pun kepentingannya dalam Target Equity Interest, selain dari Pledge, Voting Proxy, Exclusive Option to Purchase, dan Equity Proceed Rights dalam Perjanjian ini.

6.2.6. SUKARDI dan SIO HI tidak mempercayakan pihak ketiga selain pihak dalam Perjanjian ini untuk melaksanakan Proxy Suara yang disepakati di sini sehubungan dengan Target Equity Interest.

6.2.7. SUKARDI dan SIO HI tidak memiliki hak untuk secara sepihak mencabut Proksi Pemungutan Suara, mengakhiri atau membatalkan Perjanjian ini tanpa persetujuan tertulis sebelumnya dari HUAYIN.

6.2.8. SUKARDI dan SIO HI tidak akan meningkatkan kepemilikan sahamnya di Perusahaan tanpa persetujuan tertulis sebelumnya dari HUAYIN, kecuali untuk penjatahan saham Perusahaan, distribusi saham, konversi cadangan modal, pemecahan saham, dll.

Pasal 7
Kewajiban Wanprestasi

7.1. Salah satu Pihak akan dianggap melanggar Perjanjian ini jika gagal melakukan kewajibannya berdasarkan Perjanjian ini.

7.2. Jika, sebagai akibat dari pelanggaran Perjanjian ini oleh salah satu Pihak (selanjutnya disebut sebagai "Pihak yang Gagal Bayar"), Pihak yang tidak melanggar Perjanjian ini (selanjutnya disebut sebagai "Pihak yang Tidak Gagal Bayar") menderita kerugian, Pihak yang Wanprestasi harus, selain segera menghentikan pelanggaran dan terus melakukan semua kewajibannya dan bertanggung jawab atas pelanggaran berdasarkan Perjanjian ini, harus memberikan kompensasi kepada Pihak yang Tidak Gagal Bayar untuk semua kerugian langsung dan tidak langsung yang disebabkan (termasuk namun tidak

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terbatas pada biaya litigasi, biaya penyimpanan, biaya penegakan hukum, biaya pengacara dan biaya perjalanan yang wajar yang dibayarkan), dan harus mengambil langkah-langkah untuk menyelamatkan Pihak yang Tidak Wanprestasi dari kerusakan lebih lanjut.

Pasal 8
Hukum yang Berlaku dan Penyelesaian Sengketa

8.1. Hukum yang Berlaku

Pelaksanaan, efektivitas, interpretasi, kinerja, amandemen, penghentian, dan penyelesaian sengketa Perjanjian ini akan diatur oleh hukum Indonesia yang dipublikasikan sebagaimana mestinya dan tersedia untuk umum di Indonesia .

8.2. Penyelesaian Sengketa

Para Pihak setuju bahwa setiap perselisihan yang timbul dari atau sehubungan dengan Perjanjian ini akan diajukan ke arbitrase oleh Badan Arbitrase Nasional indonesia sesuai dengan aturan arbitrase Nasional Indonesia. Putusan arbitrase bersifat final dan mengikat Para Pihak.

Pasal 9
Efektivitas dan Lain-lain

9.1. Efektivitas

9.1.1. Perjanjian ini merupakan keseluruhan perjanjian antara Para Pihak sehubungan dengan pokok bahasan dan isi perjanjian ini, dan menggantikan perjanjian sebelumnya, nota kesepahaman, representasi atau kewajiban lainnya (baik secara tertulis atau lisan, termasuk komunikasi dalam bentuk apa pun) antara Para Pihak sehubungan dengan pokok bahasan dan konten perjanjian ini. Selanjutnya, Perjanjian ini, termasuk setiap modifikasi atau amandemennya, harus berisi perjanjian tunggal dan keseluruhan Para Pihak sehubungan dengan pokok bahasan Perjanjian ini.

9.1.2. Perjanjian ini akan berlaku efektif setelah penandatanganan dan/atau penyegelan masing-masing Pihak.

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9.1.3. Pengiriman salinan Perjanjian ini yang telah dilaksanakan melalui transmisi elektronik, faksimili, atau sarana komunikasi elektronik lainnya yang mampu menghasilkan salinan cetak akan dianggap sebagai pelaksanaan dan pengiriman Perjanjian ini pada tanggal yang ditetapkan pada halaman satu Perjanjian ini.

9.2. Kelanjutan Validitas

Pasal 7 (Tanggung Jawab atas Cidera Janji) dan Pasal 8 (Hukum yang Berlaku dan Penyelesaian Sengketa) akan tetap berlaku setelah berakhirnya atau pengakhiran Perjanjian ini dan pembubaran Perusahaan.

9.3. Pengalihan Perjanjian Ini

Kecuali ditentukan lain dalam Perjanjian ini, tidak ada Pihak yang dapat mengalihkan hak atau kewajibannya berdasarkan Perjanjian ini tanpa persetujuan tertulis dari Pihak lainnya.

9.4. Keterpisahan

Jika salah satu atau lebih ketentuan dalam Perjanjian ini dianggap tidak valid, ilegal, atau tidak dapat dilaksanakan dalam hal apa pun berdasarkan hukum yang berlaku, validitas, legalitas, dan keberlakuan ketentuan lainnya dalam Perjanjian ini tidak akan terpengaruh atau terganggu dalam hal apa pun karenanya. Para Pihak harus berusaha, melalui negosiasi dengan itikad baik, untuk mengganti ketentuan yang tidak valid, ilegal atau tidak dapat dilaksanakan dengan ketentuan yang valid, dan efek ekonomi dari ketentuan yang sah tersebut harus semirip mungkin dengan efek ekonomi dari ketentuan yang tidak valid, ilegal atau tidak dapat dilaksanakan tersebut.

9.5. Pengabaian

Pengabaian oleh suatu Pihak atas hak-haknya berdasarkan Perjanjian ini akan berlaku hanya jika Pihak tersebut menandatangani instrumen tertulis untuk itu. Kegagalan Pihak mana pun untuk melaksanakan atau menunda pelaksanaan hak,

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kuasa, atau upaya hukum apa pun berdasarkan Perjanjian ini tidak akan dianggap sebagai pengabaian, juga tidak akan ada pelaksanaan tunggal atau pelaksanaan sebagian dari hak, kuasa, atau upaya hukum tersebut yang menghalangi pelaksanaan lebih lanjut darinya atau pelaksanaan hak, kekuasaan, atau upaya hukum lainnya. Tanpa membatasi hal tersebut di atas, pengabaian oleh Pihak mana pun atas pelanggaran ketentuan apa pun dalam Perjanjian ini oleh Pihak lain mana pun tidak akan dianggap sebagai pengabaian atas pelanggaran berikutnya terhadap ketentuan tersebut atau ketentuan lain dari Perjanjian ini.

9.6. Hubungan dengan Dokumen Pendaftaran Bisnis

Jika ada pertentangan antara Anggaran Dasar, resolusi dan Kontrak Pendaftaran Gadai Industri dan Perdagangan yang diajukan oleh Perusahaan untuk tujuan mendaftarkan Gadai dengan otoritas industri dan komersial terkait, dan ketentuan Perjanjian ini, atau jika Perjanjian ini mengatur hal-hal yang tidak disepakati dalam Anggaran Dasar, resolusi atau Kontrak Pendaftaran Gadai Industri dan Perdagangan, Para Pihak setuju bahwa Perjanjian ini akan berlaku dan tidak ada Pihak yang akan mengajukan pembelaan apa pun dalam hal ini.

9.7. Jumlah Salinan

Perjanjian ini dilaksanakan dalam lima (5) salinan, yang masing-masing memiliki efek hukum yang sama.

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INILAH HALAMAN TANDA TANGAN PERJANJIAN PEMEGANG SAHAM

PT MEGA BAKAU CITRAWISATA

SEBAGAI BUKTI, masing-masing Pihak dalam Perjanjian ini telah menandatangani, atau menyebabkan masing-masing perwakilannya yang sah untuk menandatangani, Perjanjian ini pada tanggal pertama tertulis di atas.

PT MEGA BAKAU CITRAWISATA

METERAI TEMPEL
3CD79AKX344249062

Tertanda oleh:
Nama: SUKARDI

Mengetahui:
KUASA HUKUM SUKARDI

METERAI TEMPEL
4E5B6AKX344249152

DODY FERNANDO,SH.MH
KANTOR HUKUM D.E.O LAWFIRM

;

35 / 39

INILAH HALAMAN TANDA TANGAN PERJANJIAN PEMEGANG SAHAM PT. MEGA BAKAU CITRAWISATA SEBAGAI BUKTI, masing - masing Pihak dalam Perjanjian ini telah menandatangani , atau menyebabkan masing - masing perwakilannya yang sah untuk menandatangani, Perjanjian ini pada tanggal pertama tertulis di atas. SUKARDI I FCAKX3 44 249077 Tertanda oleh: Nama: SUKARDI Mengetahui: KUASA HUKUM SUKARDI iy "FBRNANDO,SH.MH KANTOR HUKUM D.E.0 LAWFIRM 36 / 39

INILAH HALAMAN TANDA TANGAN PERJANJIAN PEMEGANG SAHAM

PT. MEGA BAKAU CITRAWISATA

SEBAGAI BUKTI, masing-masing Pihak dalam Perjanjian ini telah menandatangani, atau menyebabkan masing-masing perwakilannya yang sah untuk menandatangani, Perjanjian ini pada tanggal pertama tertulis di atas.

SIO HI


10000
METERAI
TEMPEL

Tertanda oleh:
Nama: SIO HI

37 / 39

INILAH HALAMAN TANDA TANGAN PERJANJIAN PEMEGANG SAHAM

PT. MEGA BAKAU CITRAWISATA

SEBAGAI BUKTI, masing-masing Pihak dalam Perjanjian ini telah menandatangani, atau menyebabkan masing-masing perwakilannya yang sah untuk menandatangani, Perjanjian ini pada tanggal pertama tertulis di atas.

HUAYIN INTERNATIONAL GROUP LIMITED (SEALED)

METERAI TEMPEL
836D2AKX344249098

Tertar
Nama: SUKARDI

Mengetahui:
KUASA HUKUM SUKARDI

METERAI TEMPEL
93BC6AKX344249184

DODY FERNANDO,SH.MH
KANTOR HUKUM D.E.O LAWFIRM

38 / 39

SURAT PENYATAAN Saya yang bertanda tangan di bawah ini; Sukardi, Laki - Laki, Lahir di Wacopek, Tanggal 18 Februari 1964,NIK 2101061802640002, Pekerjaan Wiraswasta, Agama Budha, Kewarganegaraan Indonesia, Beralamat di Kp. Wacopek RT 004 RW 004 De s a Gunung L e ngkuas Kecamatan Bintan Timur, Kabupaten Bintan, Provinsi Kepulauan Riau. Bahwa surat penyataan ini adalah satu kesatuan dengan "Perjanjian Pemegang Saham PT . Bintan Pelabuhan Batu Licin" perjanjian tersebut telah sesuai dengan aturan hokum di Indonesia dan tidak bertentangan dengan hokum yang berlaku di Indonesia . Demikian pernyataan ini sa y a buat dan saya tandatangani di Bintan pada tanggal 12 April 2023. Hormats a i, \ t ௭ 1 @ 1 ... EL DEA KX 3442 49 1 71 Tertanda ol e h: N ama:SUKARD I Mengetah ui : K i U ௭ DODI FERNANDO,SH.MH K.ANTORHUKUM D.E.OLAWFIRM 39 / 39